Exhibit 5.1

May 13, 2021

Navidea Biopharmaceuticals, Inc.

4995 Bradenton Avenue, Suite 240

Dublin, Ohio 43017

Ladies and Gentlemen:

We have acted as counsel to Navidea Biopharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of its registration statement on Form S-1 (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering from time to time, pursuant to Rule 415 under the Securities Act, of up to 2,173,913 shares of the Company’s common stock (“Common Stock”), par value $0.001 per share (the “Shares”), issuable upon conversion of shares of 50,000 shares of Series E Redeemable Convertible Preferred Stock, par value $0.001 (the “Series E Preferred”), which are held by the selling stockholder named in this prospectus and were issued pursuant to that certain Stock Purchase Agreement and Letter of Investment Intent, dated March 2, 2021 (the “Stock Purchase Agreement”). The offering of the Shares will be as set forth in the prospectus (the “Prospectus”) contained in the Registration Statement, as supplemented by one or more supplements to the Prospectus.

Item 601 of Regulation S-K and the instructions to Form S-1 require that an opinion of counsel concerning the legality of the securities to be registered be filed as an exhibit to a Form S-1 registration statement if the securities are original issue shares. This opinion is provided in satisfaction of that requirement as it relates to the Registration Statement.

In rendering this opinion, we have examined (a) the Certificate of Incorporation and By-laws of the Company, each as amended and restated through the date hereof; (b) the Registration Statement; (c) the Prospectus; and (d) such other records, instruments, documents and certificates as we have deemed advisable in order to render such opinion.

In such examination, we have assumed: (a) the genuineness of all signatures; (b) the legal capacity of all natural persons; (c) the authenticity of all documents submitted to us as originals; (d) the conformity to original documents of all documents submitted to us as copies; (e) as to matters of fact, the truthfulness of the representations made in the Stock Purchase Agreement and in certificates of public officials and officers of the Company; (f) that the Stock Purchase Agreement is legal valid and binding obligations of each party thereto, other than the Company, enforceable against each such party in accordance with its terms; and (g) that the Registration Statement shall have become effective and such effectiveness shall not have been terminated or withdrawn.

We have not independently established the validity of the foregoing assumptions.

Based upon and subject to the foregoing and such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that the Shares were validly issued, fully paid and non-assessable.

The foregoing opinions are qualified to the extent that the enforceability of any document or instrument, including, without limitation, the Stock Purchase Agreement, may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.

Our opinions expressed above are limited to the General Corporation Laws of the State of Delaware and laws of the State of New York, in each case as currently in effect (collectively, “Generally Applicable Law”), and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

This opinion letter is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares, the Stock Purchase Agreement, the Registration Statement or the Prospectus.

We hereby consent to being named in the Registration Statement and in the Prospectus under the caption “Legal Matters” and to the use of this opinion for filing with said Registration Statement as Exhibit 5.1 thereto. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Thompson Hine LLP

Thompson Hine LLP